PRICING SUPPLEMENT NO. 67                                        Rule 424(b)(3)
DATED: April 22, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated Janury 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes      Book Entry Notes
$100,000,000                    [x]                      [x]

Original Issue Date:            Fixed Rate Notes         Certificated Notes
April 27, 1998                  [_]                      [_]


Maturity Date:                  CUSIP#: 073928 BB 8
April 27, 2000

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                          Optional          Optional
                       Redemption         Repayment         Repayment
Redeemable On          Price(s)           Date(s)           Price(s)
-------------          -----------        ----------        ------------
N/A                    N/A                N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[_]         Federal Funds Rate            Interest Reset Date(s): *

[_]         Treasury Rate                 Interest Reset Period: Monthly

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                    Interest Payment Period: Monthly

[_]         CMT Rate

-----------------------------
Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.095%
------------------------------

*        The 27th of each month.

**       The 27th of each month.

*** The one-month LIBOR rate on April 25, 1998 plus 9.5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


                                        2

NYFS04...:\25\22625\0122\2041\SUP4238P.400